Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 10, 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

 Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated November 10, 2004, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 2.02.  They are as follows:

  The first, second and fourth paragraphs, and the first two sentences of paragraph five, all relating to income and expense items for the third quarter of fiscal year ending December 31, 2004 the first and third paragraphs relating to net sales for the nine month period ended September 30, 2004 the ninth paragraph relating to balance sheet items as of September 30, 2004 the eleventh paragraph relating to the conference call to be held on November 11, 2004 the unaudited consolidated statements of income and unaudited consolidated balance sheet.

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 2.02 in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated November 10, 2004, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The third sentence of paragraph five relating to expense items for the second half of 2004 and the first half of 2005, and the fourth sentence of paragraph five relating to growth potential and long term prospects
  The sixth paragraph relating to steps taken and future actions to be explored
  The seventh paragraph relating to product roll-outs
  The eight paragraph relating to net sales and net income guidance for 2004
  The tenth paragraph relating to future dividends
  The twelfth paragraph relating to company operations and name brands
  The thirteenth paragraph relating to forward looking information

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated November 10, 2004 is furnished.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 10, 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President